UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 8, 2021
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On November 8, 2021, Kimball Electronics, Inc. (the “Company”) amended (the “First Amendment”) the Amended and Restated Credit Agreement dated as of July 27, 2018 among the Company and its Lenders JPMorgan Chase Bank, N.A., Bank of America, N.A., HSBC Bank USA, N.A., and BMO Harris Bank, N.A., with JPMorgan Chase Bank, N. A. as Administrative Agent, and Bank of America, N.A. as Documentation Agent, which was originally filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 1, 2018 (the “Credit Agreement”). The First Amendment provides, among other things, (1) the interest rate calculation method will generally transition from the London Interbank Offered Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”) on the transition date of December 31, 2021 on applicable borrowings; (2) the Eurocurrency borrowings are replaced with Term Benchmark borrowings; (3) if any Term Benchmark borrowing is denominated Euros, the Euro Interbank Offered Rate (“EURIBOR”) shall be utilized; and (4) all ABR borrowings will be denominated in U.S. Dollars.
Term Benchmark when used in reference to any loan or borrowing refers to whether such loan, or the loans comprising such borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (as defined under the First Amendment) or the Adjusted EURIBOR Rate (as defined under the First Amendment).
The foregoing description of the First Amendment does not purport to be complete and is qualified by its entirety by reference to the full text of First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of the Current Report on Form 8-K related to the First Amendment to the Credit Agreement is incorporated by reference to this Item 2.03.
Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Share Owners of the Company held on November 9, 2021, the Share Owners voted on the following items:
1. The Board of Directors (the “Board”) of the Company is divided into three classes with approximately one-third of the directors up for election each year, with Class I standing for election at this meeting. Director nominees are elected by a majority of the votes cast by the shares entitled to vote in the election at the meeting. The Share Owners voted to reelect each of the Class I nominees for director as follows:

Class I Nominees for Directors to serve a three-year term	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast in Favor
Donald D. Charron	19,701,440	283,163	2,137,960	99%
Colleen C. Repplier	19,271,673	712,930	2,137,960	96%
Gregory J. Lampert	18,253,330	1,731,273	2,137,960	91%
2. The Share Owners voted to ratify the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for fiscal year 2022 as follows:

Votes For	Votes Against	Votes Abstaining	Percentage of Votes Cast in Favor
22,071,952	28,872	21,739	99.9%

3. The Share Owners approved, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
19,548,521	223,170	212,912	2,137,960	99%
Item 8.01 Other Events
On November 9, 2021, the Board, at its regular reorganization meeting held after the annual Share Owners’ meeting, rotated certain appointments to the Audit and the Compensation and Governance Committees, appointed Chairpersons for those Committees, and appointed the Board’s Lead Independent Director, all effective immediately. The current compositions of the Board’s Committees and the Lead Independent Director are listed in the table below:

Director	Audit Committee	Compensation and Governance Committee	Lead Independent Director
Michele A. M. Holcomb	X
Gregory J. Lampert	X
Robert J. Phillippy		X	X
Colleen C. Repplier		X
Gregory A. Thaxton	Chair
Holly A. Van Deursen		Chair
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1
First Amendment to Amended and Restated Credit Agreement, dated as of November 8, 2021, among Kimball Electronics, Inc., the lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent, and Bank of America, N.A., as Documentation Agent

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel, Chief Compliance Officer, and Secretary
Date: November 12, 2021